Exhibit 77C
          The Growth Fund of Spain, Inc.
          Form N-SAR for the period ended 11/30/95
          File No. 811-6022


          A special meeting of Registrant's shareholders was held on September 19, 1995. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Boards

                   James E. Akins

                       Vote             Number
                       ----             -----------
                       FOR                8,489,816
                       WITHHELD             299,723

                   Fred B. Renwick

                       Vote             Number
                       ----             -----------
                       FOR                8,489,816
                       WITHHELD             299,723


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR                8,383,711
                       AGAINST              340,964
                       ABSTAIN               64,863


          Item 3A:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR                8,331,961
                       AGAINST              342,842
                       ABSTAIN              114,736


          Item 3B:  New Sub-Advisory Agreement

                       Vote             Number
                       ----             ----------
                       FOR               8,308,625
                       AGAINST             344,045
                       ABSTAIN             136,869

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